Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2012 Fourth Quarter and Full Year Results

2012 Fourth Quarter Dividend of $0.75 per Class A Share

NEW YORK, February 7, 2013 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $50.7 million, or $0.35 per basic and $0.34 per diluted Class A Share, for the fourth quarter and a GAAP Net Loss of $315.8 million, or $2.21 per basic and diluted Class A Share, for the full year ended December 31, 2012. The Company also declared a $0.75 per share cash dividend on its Class A Shares for the 2012 fourth quarter, bringing its full year 2012 dividend to $1.11 per Class A Share.

Summary Highlights

•	Distributable Earnings of $351.3 million, or $0.77 per Adjusted Class A Share, and $537.4 million, or $1.18 per Adjusted Class A Share, for the 2012 fourth quarter and full year, respectively.

•	Cash dividend of $0.75 and $1.11 per Class A Share for the 2012 fourth quarter and full year, respectively.

•	Assets under management of $32.6 billion as of December 31, 2012, 4% higher than $31.3 billion as of September 30, 2012, and 13% higher than $28.8 billion as of December 31, 2011.

•

Full-year net returns through December 31, 2012 in the OZ Master Fund of +11.6%, the OZ Europe Master Fund of +8.6%, the OZ Asia Master Fund of +7.0% and the OZ Global Special Investments Master Fund of +9.8%.

•

Estimated assets under management of $33.1 billion as of February 1, 2013, which reflected year-to-date performance-related appreciation of $700 million and capital net outflows of approximately $200 million.

•	Estimated net returns for January 2013 in the OZ Master Fund of +1.9%, the OZ Europe Master Fund of +3.4%, the OZ Asia Master Fund of +3.7% and the OZ Global Special Investments Master Fund of +0.5%.

(1)	References to the Company’s GAAP Net Income (Loss) throughout this press release refer to the Company’s GAAP Net Income (Loss) Allocated to Class A Shareholders.

“Our 2012 investment returns were strong and we are very pleased with the performance of our funds,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “We continued this momentum in January, positioning us for a strong start to 2013. The value we provided to our investors last year reflects our ability to remain nimble and highly opportunistic, enabling us not only to protect capital in volatile or declining markets, but also to generate strong absolute returns when market conditions are more constructive. We accomplished this by having the expertise and capability to adjust our portfolio allocations between various asset classes, geographies, and strategies as the market environment changed.

“As we turn to 2013, we believe more than ever that the secular growth opportunity for hedge funds is intact as institutional investors seek to mitigate risk and enhance the returns in their portfolios. We have seen increasing levels of interest in Och-Ziff and believe that the performance of our multi-strategy funds in 2012, as well as the performance and expansion of our credit products, position us to grow by capturing a larger market share of new industry inflows.”

GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS

For the 2012 fourth quarter, Och-Ziff reported GAAP Net Income of $50.7 million, or $0.35 per basic and $0.34 per diluted Class A Share, compared to a GAAP Net Loss of $137.0 million, or $1.17 per basic and diluted Class A Share, for the 2011 fourth quarter. For the 2012 full year, Och-Ziff reported a GAAP Net Loss of $315.8 million, or $2.21 per basic and diluted Class A Share, compared to a GAAP Net Loss of $419.0 million, or $4.07 per basic and diluted Class A Share, for the 2011 full year.

The year-over-year improvement in the Company’s GAAP results was driven by a combination of higher incentive income due to improved investment performance in the Company’s funds and lower non-cash expenses associated with the Company’s reorganization (“reorganization expenses”) in connection with its initial public offering (“IPO”) in November 2007, as further discussed below.

Partially offsetting the year-to-date decrease in the Company’s GAAP Net Loss was an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) driven by the public offering of 33.3 million Class A Shares in November 2011, the issuance of Class A Shares related to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. Because of the increase in the Company’s interest in the Och-Ziff Operating Group, a larger portion of the losses of the Och-Ziff Operating Group was allocated to the Company. Also partially offsetting the improvement in the Company’s year-over-year GAAP results were higher discretionary cash bonuses.

The Company’s GAAP results in the 2012 fourth quarter and full year were impacted by reorganization expenses of $201.5 million and $1.4 billion, respectively, compared to $400.6 million and $1.6 billion, respectively, in the prior-year periods. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO limited partners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vested annually over five years through November 2012, and therefore the amortization of these expenses resulted in a GAAP Net Loss on an annual basis through the end of 2012. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Additionally, the Company’s GAAP results in the 2012 fourth quarter and full year were impacted by non-cash expenses of $35.7 million and $86.0 million, respectively, for the amortization of equity-based compensation. These expenses primarily relate to RSUs granted to employees and executive managing directors, as well as Group A Units granted to executive managing directors subsequent to the IPO. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2012 fourth quarter were $351.3 million, or $0.77 per Adjusted Class A Share, compared to $16.8 million, or $0.04 per Adjusted Class A Share, for the 2011 fourth quarter. Distributable Earnings for the 2012 full year were $537.4 million, or $1.18 per Adjusted Class A Share, compared to $199.6 million, or $0.48 per Adjusted Class A Share, in the 2011 full year.

The year-over-year increase in Distributable Earnings for both periods was primarily driven by an increase in incentive income due to improved investment performance in the Company’s funds. This increase was partially offset by increases in discretionary cash bonuses, Adjusted Income Taxes and non-compensation expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income (Loss) for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $32.6 billion as of December 31, 2012, $1.3 billion higher than $31.3 billion as of September 30, 2012, and $3.8 billion higher than $28.8 billion as of December 31, 2011. The year-over-year increase was driven by performance-related appreciation of $3.4 billion and capital net inflows of $479.6 million, which included approximately $985.9 million of collateralized loan obligation (“CLO”) assets.

Assets under management by fund:

				% Change (1)
(dollars in billions)	December 31, 2012	September 30, 2012	December 31, 2011	Dec. 2012 vs. Sep. 2012	Dec. 2012 vs. Dec. 2011
Multi-strategy funds
OZ Master Fund	$21.8	$21.4	$20.2	2%	8%
OZ Europe Master Fund	2.0	2.0	2.3	-1%	-14%
OZ Asia Master Fund	1.4	1.4	1.6	-4%	-14%
OZ Global Special Investments Master Fund	1.1	1.0	1.0	1%	8%
Other multi-strategy funds	1.7	1.5	1.3	14%	26%
Credit funds	2.4	2.1	1.1	15%	115%
CLOs	1.0	0.5	—	115%	100%
Real estate funds	0.9	0.9	0.9	1%	-2%
Other	0.3	0.5	0.4	-2%	35%

Total	$32.6	$31.3	$28.8	4%	13%

(1)	Rounding differences may occur.

Estimated assets under management were $33.1 billion as of February 1, 2013, which reflected estimated year-to-date performance-related appreciation of $700 million and capital net outflows of approximately $200 million.

INVESTMENT PERFORMANCE

For the 2012 full year, performance was driven primarily by the funds’ credit-related strategies and long/short equity special situations.

Net returns by fund(1):

	2012
	October	November	December	4Q	Full Year
OZ Master Fund	0.86%	0.54%	1.33%	2.75%	11.56%
OZ Europe Master Fund	0.91%	0.71%	0.36%	1.99%	8.55%
OZ Asia Master Fund	-0.80%	1.05%	2.42%	2.67%	7.01%
OZ Global Special Investments Master Fund	0.12%	0.32%	1.73%	2.18%	9.84%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2012 fourth quarter were $699.8 million, compared to $162.4 million for the 2011 fourth quarter. Management fees were $126.9 million, a 7% increase from management fees of $118.6 million for the prior-year period. Incentive income was $572.7 million, compared to $43.1 million for the prior-year period.

Economic Income revenues for the 2012 full year were $1.1 billion, a 97% increase from Economic Income revenues of $553.5 million for the 2011 full year. Management fees were $490.0 million, a slight increase from management fees of $486.2 million for the prior-year period. Incentive income was $600.4 million compared to $65.0 million for the prior-year period.

The increase in Economic Income revenues for both periods was primarily due to higher incentive income resulting from improved investment performance in the Company’s funds. The average management fee rate was 1.63% for the 2012 full year, slightly lower than 1.68% for the 2011 full year due to an increase in assets under management in the Company’s dedicated credit platforms and CLOs.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2012 fourth quarter totaled $227.9 million, 86% higher than compensation and benefits of $122.4 million for the 2011 fourth quarter. Salaries and benefits for the 2012 fourth quarter totaled $20.0 million, an 8% increase from salaries and benefits of $18.4 million for the prior-year period. Cash bonus expense for the 2012 fourth quarter totaled $207.9 million, compared to $103.9 million for the prior-year period.

Compensation and benefits for the 2012 full year totaled $293.9 million, 52% higher than compensation and benefits of $193.1 million for the 2011 full year. Salaries and benefits for the 2012 full year totaled $79.0 million, an 8% increase from salaries and benefits of $73.0 million for the prior-year period. Cash bonus expense for the 2012 full year totaled $214.9 million, a 79% increase from cash bonus expense of $120.1 million for the prior-year period.

The year-over-year increase in compensation and benefits for both periods was primarily driven by higher discretionary cash bonus expense due to higher incentive income resulting from significantly improved investment performance.

The ratio of salaries and benefits to management fees was 16% in both the 2012 fourth quarter and full year compared to 16% and 15% in the 2011 fourth quarter and 2011 full year, respectively. The increase in the year-to-date period was due primarily to the year-over-year increase in salaries and benefits. The ratio of cash bonus expense to total annual revenues was 20% for the 2012 full year, compared to 22% in the prior-year period. The decrease was due to the year-over-year increase in incentive income.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2012 fourth quarter totaled $30.3 million, 45% higher than non-compensation expenses of $20.9 million for the 2011 fourth quarter. Non-compensation expenses for the 2012 full year totaled $103.6 million, a 21% increase from non-compensation expenses of $85.8 million for the prior-year period.

The year-over-year increase in non-compensation expenses for both periods was driven primarily by higher professional services.

The ratio of non-compensation expenses to management fees increased to 24% in the 2012 fourth quarter and 21% in the 2012 full year, compared to 18% in both the 2011 fourth quarter and full year. The year-over-year increase in both periods was driven by higher non-compensation expenses.

Economic Income (Non-GAAP)

Economic Income for the 2012 fourth quarter was $443.0 million compared to Economic Income of $20.3 million for the 2011 fourth quarter. Economic Income for the 2012 full year was $694.1 million, 154% higher than Economic Income of $273.8 million for the prior-year period.

The year-over-year increase for both periods was principally driven by higher incentive income, partially offset by increases in discretionary cash bonuses and non-compensation expenses.

CAPITAL

As of December 31, 2012, the number of Class A Shares outstanding was 147,689,919. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the fourth quarter and full year ended December 31, 2012, the total weighted-average Adjusted Class A Shares outstanding were 458,322,049 and 455,110,643, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2012 fourth-quarter dividend of $0.75 per Class A Share. The dividend is payable on February 26, 2013 to holders of record as of the close of business on February 19, 2013.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.11 of the 2012 fourth-quarter dividend will be treated as U.S. source dividend income and $0.10 will be treated as U.S. source interest income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an

IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, February 7, 2013, at 8:30 a.m. Eastern Time to discuss its 2012 fourth-quarter and full-year results. The call will be open to the public and can be accessed by dialing +1-888-713-4199 (callers inside the U.S.) or +1-617-213-4861 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 42797861. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 30182536, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its hedge funds and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income (Loss) or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance.

•

Changes in the tax receivable agreement liability, net gains on early retirement of debt and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance are recognized on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures. No adjustments to the GAAP basis have been made for other revenues and net gains (losses) on joint ventures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss)

of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs, including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position,” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Beijing and Mumbai. Och-Ziff provides asset management services to institutional investors globally through its hedge funds and other alternative investment vehicles. Och-Ziff’s funds seek to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of February 1, 2013, Och-Ziff had approximately $33.1 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues
Management fees	$130,478	$122,651	$505,948	$500,857
Incentive income	568,011	43,135	595,727	65,026
Other revenues	163	619	1,038	2,258
Income of consolidated Och-Ziff funds	25,426	14,921	108,684	48,283

Total Revenues	724,078	181,326	1,211,397	616,424

Expenses
Compensation and benefits	262,028	151,186	389,153	325,008
Reorganization expenses	201,547	400,602	1,396,882	1,614,363
Interest expense	1,814	1,497	6,062	7,102
General, administrative and other	25,038	21,588	116,880	85,117
Expenses of consolidated Och-Ziff funds	3,121	2,414	10,440	8,723

Total Expenses	493,548	577,287	1,919,417	2,040,313

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	245	219	274	632
Net gains on early retirement of debt	—	12,494	—	12,494
Change in deferred income of consolidated Och-Ziff funds	(13,379)	(3,880)	(52,256)	(7,117)
Net gains of consolidated Och-Ziff funds	73,519	9,615	215,081	6,656

Total Other Income	60,385	18,448	163,099	12,665

Income (Loss) before Income Taxes	290,915	(377,513)	(544,921)	(1,411,224)
Income taxes	33,063	17,225	79,085	59,581

Consolidated Net Income (Loss)	257,852	(394,738)	(624,006)	(1,470,805)

Other Comprehensive Income (Loss), Net of Tax
Foreign currency translation adjustment	—	(2)	229	5

Total Comprehensive Income (Loss)	$257,852	$(394,740)	$(623,777)	$(1,470,800)

Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$50,669	$(137,040)	$(315,826)	$(418,990)
Noncontrolling interests	207,183	(257,698)	(308,180)	(1,051,815)

	$257,852	$(394,738)	$(624,006)	$(1,470,805)

Allocation of Total Comprehensive Income (Loss)
Class A Shareholders	$50,669	$(137,041)	$(315,777)	$(418,989)
Noncontrolling interests	207,183	(257,699)	(308,000)	(1,051,811)

	$257,852	$(394,740)	$(623,777)	$(1,470,800)

Net Income (Loss) Per Class A Share
Basic	$0.35	$(1.17)	$(2.21)	$(4.07)

Diluted	$0.34	$(1.17)	$(2.21)	$(4.07)

Weighted-Average Class A Shares Outstanding
Basic	145,751,664	117,016,886	142,970,660	102,848,812

Diluted	445,740,036	117,016,886	142,970,660	102,848,812

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$54,145	$(3,476)	$50,669	$(133,231)	$(3,809)	$(137,040)
Reorganization expenses	201,547	—	201,547	400,602	—	400,602
Net income (loss) allocated to the Och-Ziff Operating Group A Units	133,383	—	133,383	(273,719)	—	(273,719)
Equity-based compensation	35,691	21	35,712	29,784	196	29,980
Income taxes	33,063	—	33,063	17,219	6	17,225
Change in tax receivable agreement liability	(11,851)	—	(11,851)	(5,411)	—	(5,411)
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	(6,608)	—	(6,608)	(1,570)	—	(1,570)
Allocations to Och-Ziff Operating Group D Units	5,052	—	5,052	380	—	380
Depreciation and amortization	2,088	189	2,277	2,234	189	2,423
Net gains on early retirement of debt	—	—	—	(12,494)	—	(12,494)
Other	(10)	(275)	(285)	(6)	(106)	(112)

Economic Income—Non-GAAP	$446,500	$(3,541)	442,959	$23,788	$(3,524)	20,264

Adjusted Income Taxes—Non-GAAP(1)			(91,663)			(3,431)

Distributable Earnings—Non-GAAP			$351,296			$16,833

Weighted-Average Class A Shares Outstanding			145,751,664			117,016,886
Weighted-Average Partner Units			304,231,980			301,657,693
Weighted-Average Class A Restricted Share Units (RSUs)			8,338,405			10,123,680

Weighted-Average Adjusted Class A Shares			458,322,049			428,798,259

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.77			$0.04

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Year Ended December 31, 2012			Year Ended December 31, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(314,582)	$(1,244)	$(315,826)	$(419,469)	$479	$(418,990)
Reorganization expenses	1,396,882	—	1,396,882	1,614,363	—	1,614,363
Net loss allocated to the Och-Ziff Operating Group A Units	(556,500)	—	(556,500)	(1,088,514)	—	(1,088,514)
Equity-based compensation	85,927	79	86,006	128,785	131	128,916
Income taxes	79,076	9	79,085	59,793	(212)	59,581
Change in tax receivable agreement liability	(13,421)	—	(13,421)	(21,768)	—	(21,768)
Depreciation and amortization	8,611	751	9,362	8,928	748	9,676
Allocations to Och-Ziff Operating Group D Units	9,296	—	9,296	2,433	—	2,433
Net gains on early retirement of debt	—	—	—	(12,494)	—	(12,494)
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	—	—	—	600	—	600
Other	(98)	(672)	(770)	279	(310)	(31)

Economic Income—Non-GAAP	$695,191	$(1,077)	694,114	$272,936	$836	273,772

Adjusted Income Taxes—Non-GAAP(1)			(156,686)			(74,176)

Distributable Earnings—Non-GAAP			$537,428			$199,596

Weighted-Average Class A Shares Outstanding			142,970,660			102,848,812
Weighted-Average Partner Units			303,923,127			303,681,837
Weighted-Average Class A Restricted Share Units (RSUs)			8,216,856			12,037,663

Weighted-Average Adjusted Class A Shares			455,110,643			418,568,312

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$1.18			$0.48

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$127,531	$2,947	$130,478	$120,252	$2,399	$122,651
Adjustment to management fees(1)	(3,594)	—	(3,594)	(4,035)	—	(4,035)

Management Fees—Economic Income Basis—Non-GAAP	123,937	2,947	126,884	116,217	2,399	118,616

Incentive income—GAAP	568,011	—	568,011	43,135	—	43,135
Adjustment to incentive income(2)	4,707	—	4,707	—	—	—

Incentive Income—Economic Income Basis—Non-GAAP	572,718	—	572,718	43,135	—	43,135

Other revenues(3)	160	3	163	275	344	619

Total Revenues—Economic Income Basis—Non-GAAP	$696,815	$2,950	$699,765	$159,627	$2,743	$162,370

Compensation and benefits—GAAP	$254,667	$7,361	$262,028	$144,229	$6,957	$151,186
Adjustment to compensation and benefits(4)	(34,135)	(21)	(34,156)	(28,596)	(196)	(28,792)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$220,532	$7,340	$227,872	$115,633	$6,761	$122,394

Interest expense and general, administrative and other expenses—GAAP	$26,421	$431	$26,852	$22,371	$714	$23,085
Adjustment to interest expense and general, administrative and other expenses(5)	3,640	(189)	3,451	(1,981)	(189)	(2,170)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$30,061	$242	$30,303	$20,390	$525	$20,915

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$245	$—	$245	$190	$29	$219
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(6)	28	—	28	(6)	—	(6)

Net Gains on Joint Ventures—GAAP(7)	$273	$—	$273	$184	$29	$213

Net income (loss) allocated to noncontrolling interests—GAAP	$155,172	$52,011	$207,183	$(275,240)	$17,542	$(257,698)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	(155,177)	(53,102)	(208,279)	275,240	(18,532)	256,708

Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(5)	$(1,091)	$(1,096)	$—	$(990)	$(990)

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	Other revenues is presented on a GAAP basis, accordingly no adjustment to or reconciliation of this item is presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Year Ended December 31, 2012			Year Ended December 31, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$495,332	$10,616	$505,948	$486,215	$14,642	$500,857
Adjustment to management fees(1)	(15,953)	—	(15,953)	(14,665)	—	(14,665)

Management Fees—Economic Income Basis—Non-GAAP	479,379	10,616	489,995	471,550	14,642	486,192

Incentive income—GAAP	595,727	—	595,727	65,026	—	65,026
Adjustment to incentive income(2)	4,707	—	4,707	—	—	—

Incentive Income—Economic Income Basis—Non-GAAP	600,434	—	600,434	65,026	—	65,026

Other revenues(3)	930	108	1,038	1,729	529	2,258

Total Revenues—Economic Income Basis—Non-GAAP	$1,080,743	$10,724	$1,091,467	$538,305	$15,171	$553,476

Compensation and benefits—GAAP	$378,878	$10,275	$389,153	$315,327	$9,681	$325,008
Adjustment to compensation and benefits(4)	(95,223)	(79)	(95,302)	(131,752)	(131)	(131,883)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$283,655	$10,196	$293,851	$183,575	$9,550	$193,125

Interest expense and general, administrative and other expenses—GAAP	$120,783	$2,159	$122,942	$87,897	$4,322	$92,219
Adjustment to interest expense and general, administrative and other expenses(5)	(18,570)	(751)	(19,321)	(5,634)	(748)	(6,382)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$102,213	$1,408	$103,621	$82,263	$3,574	$85,837

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$385	$(111)	$274	$509	$123	$632
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(75)	—	(75)	(40)	—	(40)

Net Gains (Losses) on Joint Ventures—GAAP(7)	$310	$(111)	$199	$469	$123	$592

Net income (loss) allocated to noncontrolling interests—GAAP	$(455,826)	$147,646	$(308,180)	$(1,092,517)	$40,702	$(1,051,815)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	455,820	(147,560)	308,260	1,092,517	(39,368)	1,053,149

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(6)	$86	$80	$—	$1,334	$1,334

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	Other revenues is presented on a GAAP basis, accordingly no adjustment to or reconciliation of this item is presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,
	2012	2012	2011	2010
Total Assets Under Management(1)
Beginning of period balance	$31,269	$28,766	$27,935	$23,080
Net flows	458	480	1,116	2,693
Appreciation (depreciation)(2)	877	3,358	(285)	2,162

End of Period Balance	$32,604	$32,604	$28,766	$27,935

Assets Under Management by Fund(1)
OZ Master Fund		$21,780	$20,198	$19,625
OZ Europe Master Fund		1,961	2,272	2,958
OZ Asia Master Fund		1,394	1,620	1,535
OZ Global Special Investments Master Fund		1,053	976	1,240

Net Returns(3)
OZ Master Fund	2.8%	11.6%	-0.5%	8.5%
OZ Europe Master Fund	2.0%	8.6%	-4.9%	7.5%
OZ Asia Master Fund	2.7%	7.0%	-3.8%	9.9%
OZ Global Special Investments Master Fund	2.2%	9.8%	3.2%	13.4%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2012
	January	February	March	April	May	June	July	August	September	October	November	December	FY2012
Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	0.40%	-0.44%	0.23%	0.78%	1.27%	1.43%	0.86%	0.54%	1.33%	11.56%
OZ Europe Master Fund	1.82%	1.99%	0.97%	-0.02%	-1.81%	0.43%	0.49%	0.75%	1.69%	0.91%	0.71%	0.36%	8.55%
OZ Asia Master Fund	2.64%	2.26%	0.91%	-0.74%	-2.22%	-0.50%	0.45%	0.37%	1.07%	-0.80%	1.05%	2.42%	7.01%
OZ Global Special Investments Master Fund	1.39%	2.01%	1.60%	0.42%	-0.72%	0.18%	0.49%	0.62%	1.30%	0.12%	0.32%	1.73%	9.84%

S&P 500 Index(2)	4.48%	4.32%	3.29%	-0.63%	-6.01%	4.12%	1.39%	2.25%	2.58%	-1.85%	0.58%	0.91%	16.00%
MSCI World Index(2)	4.36%	4.78%	1.82%	-1.46%	-6.67%	4.33%	1.37%	2.05%	2.19%	-0.43%	1.52%	1.97%	16.42%

	2011
	January	February	March	April	May	June	July	August	September	October	November	December	FY2011
Net Returns(1)
OZ Master Fund	1.71%	1.14%	0.48%	0.73%	-0.04%	-0.71%	-0.01%	-1.84%	-1.94%	0.66%	-0.57%	-0.02%	-0.48%
OZ Europe Master Fund	2.29%	0.91%	0.34%	0.38%	0.20%	-2.21%	-1.68%	-2.71%	-0.95%	0.21%	-1.57%	-0.14%	-4.93%
OZ Asia Master Fund	0.98%	0.03%	0.44%	0.80%	-1.68%	0.78%	0.88%	-1.70%	-4.05%	2.40%	-0.73%	-1.85%	-3.80%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	0.95%	0.38%	0.49%	-0.36%	-1.75%	-1.55%	0.34%	0.30%	-0.17%	3.16%

S&P 500 Index(2)	2.37%	3.43%	0.04%	2.96%	-1.13%	-1.67%	-2.03%	-5.43%	-7.03%	10.93%	-0.22%	1.02%	2.11%
MSCI World Index(2)	1.96%	2.97%	-1.23%	2.33%	-1.17%	-1.55%	-2.70%	-6.72%	-6.02%	8.58%	-1.22%	0.62%	-4.96%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of January 1, 2013

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	45%
Structured Credit	24%
Convertible and Derivative Arbitrage	12%
Corporate Credit	10%
Merger Arbitrage	5%
Private Investments	4%
Cash	0%

Assets Under Management by Geography(2)
North America	60%
Europe	25%
Asia	15%

Investors by Type(1)
Pensions	30%
Fund-of-Funds	16%
Corporate, Institutional and Other	14%
Foundations and Endowments	13%
Private Banks	11%
Related Parties	9%
Family Offices and Individuals	7%

Investors by Geography(1)
North America	73%
Europe	16%
Asia and Other	11%

(1)	Presents the composition of our fund investor base across our funds excluding investors in our CLOs.
(2)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.